Exhibit 2.2

BYLAWS
OF
Bequest Bonds I, Inc.,

a Delaware corporation

March 19, 2024

ARTICLE I
OFFICES AND RECORDS

Section 1. PRINCIPAL AND OTHER OFFICES. The principal office of the Corporation shall be located within or without the State of Delaware. The Corporation may also have other offices at any places, within or without the State of Delaware, as the Board of Directors may designate, as the business of the Corporation may require, or as may be desirable.

Section 2. REGISTERED OFFICE AND REGISTERED AGENT. The address of the Corporation’s registered office and the name of its registered agent at that office shall be as set forth in the Corporation’s articles of incorporation (the “Articles of Incorporation”). The Board of Directors may change the registered office or registered agent at any time by making the appropriate filing with the Delaware State Corporation Commission (the “SCC”).

Section 3. BOOKS AND RECORDS. Any records maintained by the Corporation in the regular course of its business, including its share ledger, books of account, and minute books, may be maintained on any information storage device or method that can be converted into clearly legible paper form within a reasonable time. The Corporation shall convert any records so kept upon the written request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II
STOCKHOLDERS

Section 1. ANNUAL MEETING. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as the Board of Directors shall each year fix. These Bylaws expressly provide that any meetings, annual, special or otherwise, may be held by way of remote means.

Section 2. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or the chief executive officer and shall be held at such place, on such date, and at such time as they or he or she shall fix.

Section 3. NOTICE OF MEETINGS. Notice of the place, if any, date, and time of all meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware Stock Corporation Act (the “DSCA”)).

In accordance with Delaware law, these Bylaws expressly provide that any notices required under these Bylaws or by law may be made by electronic transmission.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given to each stockholder in conformity herewith. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and, except as otherwise required by law, shall not be more than 60 nor less than 10 days before the date of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4.  QUORUM. At any meeting of the stockholders, the holders of a majority of the voting power of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law or by the rules of any stock exchange upon which the Corporation’s securities are listed. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, if any, date, or time.

Section 5. ORGANIZATION. Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board or, in his or her absence, the President of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the voting power of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

Section 6. CONDUCT OF BUSINESS. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The chairman shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

Section 7. PROXIES AND VOTING. Only owners of common stock are entitled to vote. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

All elections of directors shall be determined by a plurality of the votes cast, and except as otherwise required by law or the rules of any stock exchange upon which the Corporation’s securities are listed, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

Section 8. STOCK LIST. The officer who has charge of the stock ledger of the Corporation shall, at least 10 days before every meeting of stockholders, prepare and make a complete list of stockholders entitled to vote at any meeting of stockholders, provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name. Such list shall be open to the examination of any stockholder for a period of at least 10 days prior to the meeting in the manner provided by law.

A stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine (a) the identity of the stockholders entitled to examine such stock list and to vote at the meeting and (b) the number of shares held by each of them.

Section 9. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Virginia, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

ARTICLE III
DIRECTORS

Section 1. NUMBER, ELECTION AND TERM OF DIRECTORS. The initial number of directors who shall constitute the whole Board of Directors shall be five (5). The Board of Directors may amend this number from time to time by a unanimous vote. Each director shall be elected for a term of one year and until his or her successor is elected and qualified, except as otherwise provided herein or required by law. The initial members of the Board of Directors shall be as follows: Shawn Muneio, Chairman of the Board; Lennart Lopin, President, Mark Paolillo, Chief Operating Officer, Martin Saenz, Member at Large; and James Hirchak, Jr. Secretary. The initial Chairman of the Board shall serve an initial term of five (5) years and the remaining Members shall serve initial terms of three (3) years at which time the provisions of this Section III.1 shall govern.

Section 2. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office, though less than a quorum.

Section 3. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or by a majority of the directors then in office and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than five days before the meeting or by telephone or by telegraphing or telexing or by facsimile or electronic transmission of the same not less than 24 hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 5. QUORUM. At any meeting of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 6. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference, telephone, or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 7. CONDUCT OF BUSINESS. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 8. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or paid a stated salary or paid other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings.

ARTICLE VI
OFFICERS

Section 1. POSITIONS AND ELECTION. The officers of the Corporation shall be elected by the Board of Directors and shall be a Chief Executive Officer, President, Chief Operating Officer, and a Secretary, and any other officers, including assistant officers and agents, as may be deemed necessary by the Board of Directors. The Board of Directors may authorize an officer to appoint one or more officers or assistant officers. The same person may simultaneously hold any two or more offices.

Each officer shall serve until a successor is elected and qualified or until the death, resignation, or removal of that officer. New offices shall be filled at the next regular or special meeting of the Board of Directors. Election or appointment of an officer or agent shall not of itself create contract rights. The initial officers of the Corporation shall be as follows: Shawn Muneio – Chief Executive Officer, Lennart Lopin – President, Mark Paolillo – Chief Operating Officer, and James Hirchak, Jr. - Secretary. The aforementioned officers shall serve an initial term of three years, after which the terms of VI.1 shall govern.

Section 2. REMOVAL AND RESIGNATION. Any officer elected or appointed by the Board of Directors may be removed with or without cause by the affirmative vote of the majority of the Board of Directors at any regular or special meeting. Any officer or assistant officer appointed by an authorized officer may be removed at any time with or without cause by the officer with authority to appoint such officer or assistant officer, or any other officer. Removal shall be without prejudice to the contract rights, if any, of the officer so removed.

Any officer may resign at any time by delivering written notice to the board of directors, chairperson, the officer who appointed the officer, or the Corporation’s secretary. Resignation is effective when the notice is delivered unless the notice provides a later effective date. If effectiveness of a resignation is stated to be delayed, the Board of Directors or the appointing officer may fill the pending vacancy before the date of the delayed effective date, but the new officer may not take office until the vacancy occurs.

Section 3. POWERS AND DUTIES OF OFFICERS. The powers and duties of the officers of the Corporation shall be as provided from time to time by resolution of the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers. In the absence of such resolution, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation subject to the control of the Board of Directors.

In the absence of the Secretary, the minutes of all meetings of the Board of Directors and shareholders shall be recorded by the person designated by the President or the Board of Directors.

ARTICLE V
INDEMNIFICATION

Section 1. MANDATORY INDEMNIFICATION. The Corporation shall indemnify any director or officer who entirely prevails in the defense of any proceeding to which they were a party by reason of the fact that they were or are a director or officer of the Corporation, against reasonable expenses, including counsel fees, incurred by them in connection with the proceeding.

Section 2. PERMISSIVE INDEMNIFICATION. The Corporation may, to the fullest extent permitted by law, indemnify any person who may serve or who has served at any time as a director or officer of the Corporation or of any of its subsidiaries, or who at the request of the Corporation may serve or at any time has served as a director, officer, employee, or agent, or in a similar capacity with another organization or any employee benefit plan, against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon such person in connection with any proceeding in which they may become involved by reason of serving or having served in such capacity. The indemnification provided hereunder shall inure to the benefit of the heirs, executors, and administrators of a director, officer, or other person entitled to indemnification hereunder.

Section 3. NON-EXCLUSIVITY OF INDEMNIFICATION RIGHTS. The foregoing rights of indemnification shall be in addition to and not exclusive of any other rights which such director, officer, or other person may be entitled to under any agreement with the Corporation or any action taken by the directors or shareholders of the Corporation or otherwise.

ARTICLE VI
SHARE CERTIFICATES AND TRANSFER

Section 1. SHARES NOT CERTIFICATED. Pursuant to Delaware law, the shares in the Corporation will not be represented by certificates and no shareholder shall have the right to demand or require that a certificate be issued to him, her or it. Such uncertificated shares shall be credited to a book entry account maintained by the Corporation (or its designee) on behalf of the shareholder.

Section 2. TRANSFERS OF SHARES. Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of shares shall be made on the books of the Corporation only by the holder of record thereof, by such person’s attorney lawfully made in writing. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the share records of the Corporation by an entry showing from and to whom the shares were transferred.

ARTICLE VII
DISTRIBUTIONS

Section 1. DECLARATION. The Board of Directors may authorize, and the Corporation may make, distributions to its shareholders in cash, property, or shares of the Corporation to the extent permitted by the Articles of Incorporation and the DSCA.

Section 2. RECORD DATE FOR DIVIDENDS AND DISTRIBUTIONS. For the purpose of determining shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the Board of Directors of the Corporation may, at the time of declaring the dividend or distribution, set a record date no more than seventy (70) days prior to the date of the dividend or distribution. If no record date is fixed for the determination of shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the record date shall be the date on which the resolution of the Board of Directors declaring the distribution or share dividend is adopted.

ARTICLE VIII
GENERAL PROVISIONS

Section 1. FORUM FOR ACTIONS. Unless the Corporation consents in writing to the selection of an alternative forum, any or all internal corporate claims shall be brought exclusively in a circuit court or a federal district court in the State of Florida.

Section 2. SEAL. The Corporation may adopt a corporate seal in a form approved by the Board of Directors. The Corporation shall not be required to use the corporate seal and the lack of the corporate seal shall not affect an otherwise valid contract or other instrument executed by the Corporation.

Section 3. CHECKS, DRAFTS, ETC. All checks, drafts, or other instruments for payment of money or notes of the Corporation shall be signed by an officer or officers or any other person or persons as shall be determined from time to time by resolution of the Board of Directors.

Section 4. FISCAL YEAR. The fiscal year of the Corporation shall be as determined by the Board of Directors.

Section 5. CONFLICT WITH APPLICABLE LAW AND/OR ARTICLES OF INCORPORATION. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

Section 6. INVALID PROVISIONS. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

Section 7. EMERGENCY BYLAWS. For the purposes of this Section, an emergency arises when a quorum of the Board of Directors cannot readily be obtained because of some catastrophic event.

The Board of Directors may adopt emergency bylaws, subject to repeal or change by action of the shareholders, which shall be operative during any emergency in the conduct of the business of the Corporation.

Emergency bylaws may contain any provisions necessary for managing the Corporation during the emergency, including provisions that may be inconsistent with one or more provisions of the DSCA with respect to: (a) procedures for calling a meeting of the board of directors, (b) quorum requirements for the meeting, and (c) designation of additional or substitute directors.

To the extent not inconsistent with the emergency bylaws so adopted, the Bylaws of the Corporation shall remain in effect during any such emergency and after the emergency ends, the emergency bylaws shall not be effective.

Corporate action taken in good faith in accordance with the emergency bylaws shall bind the Corporation and may not be used to impose liability on any director, officer, employee, or agent.

ARTICLE IX
AMENDMENT OF BYLAWS

Section 1. BOARD OF DIRECTORS. The Board of Directors shall also have the exclusive power to adopt, amend, repeal, or otherwise alter these Bylaws with or without shareholder approval, subject to any provision of the DSCA, the Articles of Incorporation, or a bylaw adopted by the shareholders that reserves the power exclusively to the shareholders or otherwise restricts the authority of the Board of Directors. Bylaws so made, amended, repealed, or otherwise altered by the Board of Directors may be further amended, repealed, or altered by the shareholders.